Exhibit 10.1

OPEN INNOVATION DRUG DISCOVERY PROGRAM AND MATERIAL TRANSFER AGREEMENT

This Open Innovation Drug Discovery Program and Material Transfer Agreement (the “Program Agreement”) is effective on the date of last signature of the parties who agree to the following terms and conditions.

I. PARTIES The parties to this Program Agreement are: Eli Lilly and Company and its affiliates, having its principal offices at Lilly Corporate Center, Indianapolis, IN 46285 (“Lilly”) and the institution executing this Program Agreement (“Institution”).

II. BACKGROUND

A. Lilly is engaged in the research, development, manufacture and marketing of pharmaceutical products and is interested in further development of compounds suitable for use as pharmaceutical products. Lilly has established an Open Innovation Drug Discovery Program to promote opportunities for collaborations with select institutions.

B. Institution is interested in participating in the Open Innovation Drug Discovery Program.

III. DEFINITIONS

A. “Affiliates” shall mean a corporation, firm, partnership or other entity which directly or indirectly controls, is controlled by, or is under common control with a party.

B. “Affiliation Coordinator” shall mean the individual employed by and selected by the Institution to allow creation of Affiliation Submitter accounts and have general overview of the affiliation activity in the OIDD Program.

C. Affiliation Submitter(s)” shall mean one or more individuals employed by and selected by the Institution to submit Structural Information and Material through the OIDD platform.

D. “Biological Panel” shall mean the collection of biological assays including the Open Innovation Drug Discovery Panel and the Not-for-Profit Research Panel.

E. “Chemical Structure” shall mean the chemical name and/or structure of the Material.

F. “Informatics Profile” shall mean results from the Informatics Screening diversity evaluation and the results from the in silico calculations and evaluations of physical properties and molecular descriptors.

G. “Informatics Screening” shall mean the diversity evaluation, in silico calculations and evaluation of physical properties and molecular descriptors based upon the Structural Information supplied by an Authorized User.

H. “Institution” shall mean the entity identified below on the signature page, including the Affiliation Coordinator, the Affiliation Submitter(s), and persons working under their direction and control.

I. “Material” shall mean a physical sample of the compound or mixture of compounds corresponding to the Structural Information for which Lilly has requested for evaluation in the OIDD Program.

J. “Not-for-Profit Research Panel” shall mean a biological assay or a collection of biological assays performed by or for a Not-for-Profit Organization. Assays may be conducted using in vitro experimental methods and/or in silico computer models designed to assess biological activity. Assays may be added to or deleted from the Not-for-Profit Research Panel for scientific reasons or business reasons. Any such changes will be communicated to Affiliation Submitters and the Institution via the OIDD Site.

K. “Open Innovation Drug Discovery Panel” shall mean a biological assay or a collection of biological assays performed by or for the Open Innovation Drug Discovery Program. Assays may be conducted using in vitro experimental methods and/or in silico computer models designed to assess biological activity. Assays may be added to or deleted from the Open Innovation Drug Discovery Panel for scientific reasons or business reasons. Any such changes will be communicated to Affiliation Submitters and the Institution via the OIDD Site.

L. “Open Innovation Drug Discovery Program or OIDD Program” shall mean the Informatics Screening; requests, submissions, and handling of the Material; and use of the Materials in the Research including the Open Innovation Drug Discovery Panel Structure Reveal Letter, and the Not-for-Profit Research Panel as defined in this Program Agreement.

M. “OIDD Site or OIDD Website” shall mean the Open Innovation Drug Discovery website and application software maintained by or for Lilly and presently located at openinnovation.lilly.com.

N. “Research” shall mean the performance by Lilly and the Affiliation Submitter including the evaluation of the Structural Information and Material as further defined in Section IV, RESEARCH below.

O. “Report” shall mean the Research Results and other information as identified by Lilly provided to the Affiliation Submitter.

P. “Research Results” shall mean all results generated from the Research including the Structural Information, the Informatics Profile and all summarized results from the Biological Panel for the Material, if submitted.

Q. “Research Tools” shall mean additional individual research, related offerings or opportunities for the Affiliation Submitter administered via the OIDD Site. Such additional opportunities may include, by way of example only, virtual modeling, synthetic opportunities and resources, and biological resources.

R. “Structural Information” shall mean the information, in whatever form, identifying a compound or mixture of compounds submitted by an Affiliation Submitter to the OIDD Program for Informatics Screening. The Structure Information should not include the Chemical Structure of the Material.

S. Structure Reveal Letter” shall mean written notification by Lilly to the Affiliation Submitter and/or Institution requesting the Chemical Structure and related information of a Material.

IV. RESEARCH

A. An Affiliation Submitter may submit Structural Information for one or more compounds or mixtures of compounds for Informatics Screening to generate the Informatics Profile. Lilly will provide the Affiliation Submitter with the Informatics Profile.

B. Lilly may request the Affiliation Submitter provide a physical sample (the “Material”) of one or more compounds or mixture of compounds for further evaluation in the Open Innovation Drug Discovery Program.

C. The Affiliation Submitter shall have sole discretion whether or not to supply the Material to Lilly for further evaluation in the OIDD Program.

D. If the Affiliation Submitter agrees to provide the Material for evaluation in the OIDD Program the Affiliation Submitter shall make reasonable efforts to provide the Material in quantities necessary (at least 3-5 mg) to perform the Research along with any relevant information required to perform the testing contemplated under this Program Agreement. The Material should be greater than 80% pure as determined by current state of the art analysis.

E. After receipt of the Material from the Affiliation Submitter, Lilly will diligently evaluate the Material in the Open Innovation Drug Discovery Panel to provide single point results from one or more of the biological assays. Lilly, at its discretion, may evaluate the Material in one or more of the corresponding follow-up assays if the Material is deemed sufficiently active based upon the single point results. Lilly may request the Affiliation Submitter submit additional compounds or analogs for evaluation in the OIDD Program. Any such submission of additional compounds or analogs shall be at the Affiliation Submitter’s sole discretion. If submitted, the additional compounds or analogs shall be considered Material(s).

F. Lilly may provide Material to one or more Not-for-Profit Organizations for evaluation in one or more Not-for-Profit Research Panels. As they become available, Lilly will notify Affiliation Submitters of the availability of such Not-for-Profit Organizations and the collection of assays specified for or by the Not-for-Profit Organization through the OIDD Site. Unless specifically notified by Institution to the contrary within 30 days of such notification, Lilly may forward Material to the Not-for Profit Institution for evaluation in the respective Not-for Profit Research Panel(s).

G. Lilly will diligently provide the Affiliation Submitter the Report, which includes all the Research Results generated at that time. The Report may be revised and/or updated as additional Research Results become available to Lilly.

H. As part of the Research, Lilly in a written Structure Reveal Letter may request the Affiliation Submitter provide the Chemical Structure for the Material to OIDD personnel.

I. After receipt of the Structure Reveal Letter, the Affiliation Submitter in her/his sole discretion may provide the Chemical Structure for the Material or Materials within fourteen (14) days to be considered by Lilly for further research opportunities.

J. From time to time Lilly at its sole discretion may offer additional Research Tools to the Affiliation Submitter for use in the Open Innovation Drug Discovery Program. The Research Tools shall be identified and provided to the Affiliation Submitter via the OIDD Site.

K. Lilly, at its discretion, will manage and coordinate the Research including the Informatics Screening, request for Material, the Biological Panel, Research Tools, Other Offerings, and the Structure Reveal Letter via the OIDD Site. In addition, all other communications from Lilly to the Institution, Affiliation Coordinator and/or Affiliation Submitter will be transmitted through the OIDD Site unless specifically notified by Lilly in writing to the contrary.

V. COMPLIANCE WITH ANTI-BRIBERY LAWS

By signing this Program Agreement, Institution agrees that Lilly has not entered into this Program Agreement in order to influence any decision regarding Lilly’s products, in particular decisions regarding reimbursement, pricing, registration, prescribing or purchasing decisions, or to otherwise influence any pending or future Lilly business. Institution further agrees that Lilly has not given, offered, promised, or authorized, and will not give, offer, promise, or authorize, any payment, benefit, or gift of money or anything else of value, directly or through a third party, to any official or employee of Institution for purposes of influencing any act or decision of such individual in his/her official capacity, inducing such individual to do or omit to do any act in violation of the individual’s duty, inducing the individual to use the individual’s official influence to affect or influence an act or decision of the government, or to secure any improper advantage in order to assist in obtaining or retaining business for Lilly as it relates to this Program Agreement.

VI. MATERIAL TRANSFER; SHIPPING AND INTERNATIONAL SHIPPING

A. The Affiliation Submitter will package, label, and ship Material in compliance with applicable laws, as reasonably requested by Lilly and at Lilly’s expense. More information concerning the required procedures for shipping Material shall be available on the OIDD Site and the Affiliation Submitter shall comply with the shipping guidelines provided on the OIDD Site at the time Lilly requests the Material.

B. When shipping Material to Lilly for Research, the Affiliation Submitter agrees to assume all risk for any Material that is lost or damaged while in transit. Should any Material be lost or damaged while in transit, the Affiliation Submitter will be provided the opportunity to submit replacement Material for Research.

C. If any Material is being transferred across international boundaries, the Affiliation Submitter and/or the Institution may need to communicate with applicable governmental agencies for any regulations which may apply to the export of pharmaceutical materials from its country. Institution is responsible for determining whether an export/import license or any other approval is required by law for shipping Material to Lilly for the Research and fulfillment of such requirements. Should Institution require further assistance with shipping, it must notify Lilly by electronic mail at the following address: openinnovation@lilly.com and include subject line: “Shipping Question”. Compliance with laws and regulations in connection with the shipment of Material and Research shall be the sole obligation of the Institution and the Institution assures Lilly that the Material shall be shipped for Research in compliance with the applicable laws and regulatory requirements.

D. The Affiliation Submitter agrees not to submit Material that is derived from natural products protected by:

1) CITES (the Convention on International Trade in Endangered Species of Wild Fauna);

2) the government of the country where the natural product was collected; or

3) the government of the country in which the Institution is based.

VII. LILLY’S USE OF MATERIALS

A. As consideration of Affiliation Submitter sending Material to Lilly, Lilly agrees:

B. to use the Informatics Profile solely to select Materials for further biological evaluation in the Biological Panel and/or identify opportunities for collaboration and licensing, in the absence of any Chemical Structure and other information;

C. to use the Material solely for the Research;

D. to generate Research Results from the Research and to provide the Affiliation Submitter the Report including the Research Results;

E. that the Institution shall own the Research Results;

F. not to use the Material in processes for making marketed products or for any commercial use;

G. not to sell or distribute the Material to any third party except as permitted by this Program Agreement; however, for the avoidance of doubt, it is understood that Material may be supplied to a Not-for-Profit Organization in accordance with this Program Agreement;

H. not to use the Material on human subjects;

I. to limit access to the Material, and/or Research Results, to Lilly employees, and to consultants or contractors working with Lilly who are bound to terms and conditions at least as restrictive as this Program Agreement;

J. that no Lilly employee, consultant or contractor working with the Material will attempt to determine the chemical structure of the Material, or otherwise alter its composition except as may be necessary to generate the Research Results;

K. Lilly will not provide the Chemical Structure nor identify the Institution, Affiliation Submitter or Affiliation Coordinator to the Not-for Profit Institution without the Express written permission from the Institution.

L. to maintain the same degree of security with respect to this Material, and data generated from Informatics Screening and Research as is maintained by Lilly for its own confidential, proprietary, and valuable material;

M. to comply with all United States federal and state rules, regulations and guidelines applicable to the use or transfer of the Material, including without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations, and to assume full responsibility for any claims or liabilities which may arise as a result of Lilly’s use or possession of the Material other than as a result of Institution’s gross negligence or willful misconduct;

N. that the distribution of the Material to Lilly does not constitute a representation on the part of Institution that the possession or use of the Material will not infringe any patent or proprietary rights of any third party; and

O. that the parties acknowledge that Lilly may currently or in the future independently, without the use of Material, develop compounds similar or identical to Material.

VIII. REPRESENTATIONS AND WARRANTIES

A. Lilly hereby represents that, to the best of its knowledge, the data and information in the Report provided to the Institution will be accurate and what it purports to be.

B. LILLY MAKES NO EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE OPEN INNOVATION DRUG DISCOVERY PROGRAM AND/OR THE OIDD SITE. LILLY MAKES NO EXPRESS OR IMPLIED WARRANTY AS TO THE ACCURACY OF THE REPORT ON THE MATERIALS PROVIDED TO THE INSTITUTION INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE DATA PROVIDED.

C. LILLY AGREES THAT THE MATERIAL IS BEING SUPPLIED WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE MATERIAL WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHTS.

D. Except to the extent prohibited by law, Lilly assumes all liability for damages which may arise from its use, storage or disposal of the Material provided however, that Lilly does not assume liability for Material supplied to any Not-for-Profit Organization. Institution will not be liable to Lilly for any loss, claim, or demand made by Lilly, or made against Lilly by any other party, due to or arising from the Material, except to the extent permitted by law when caused by the gross negligence or willful misconduct of Institution.

E. Institution represents that it has the right to enter into this Program Agreement.

F. Institution warrants and represents, with respect to any Material it submits under this Program Agreement, that it shall comply with all national and local laws regarding access, use and export of the Material.

IX. CONFIDENTIALITY

A. Lilly shall keep any information received from Affiliation Submitter pursuant to this Open Innovation Drug Discovery Program, including but not limited to the Research Results as communicated to Affiliation Submitter, and any supporting data and Chemical Structural and related information as it relates to the Material (“Confidential Information”) secret and confidential as is maintained by Lilly for its own confidential, proprietary, and valuable material, but in no event less than a reasonable degree of care, and shall not disclose to any person or make known in any manner any part of the Research Results as relates to the Material without the prior written consent of Institution. Furthermore, Lilly shall not use any of the foregoing for any purpose other than to evaluate a possible business relationship with Institution. Such obligations of confidentiality and non-use shall commence on the date that Confidential Information is submitted to Lilly, and shall continue for five (5) years from that date.

B. Notwithstanding the foregoing, Lilly may disclose Confidential Information to a limited number of authorized support individuals including contractors necessary to manage the OIDD Site who may have access to the location that stores the molecular structures of the submitted compounds and such individuals are bound by the terms of confidentiality and use contained herein.

C. In addition, after the Affiliation Submitter provides the Chemical Structure and other information to the Open Innovation Drug Discovery Program in response to the Structure Reveal Letter, a limited number of Lilly employees and contractors each on a need-to-know basis may be given access to the Chemical Structure, the Informatics Profile, and the Research Results for further evaluation. These individuals shall not use any of the foregoing for any purpose other than to evaluate a possible business relationship with Institution and are bound by the terms of confidentiality and use contained herein.

D. The above obligations of confidentiality shall not apply to the Confidential Information which:

1. was known to Lilly or any of its affiliates prior to receipt, as evidenced by Lilly’s competent documentary records;

2. was in the public domain or generally accessible prior to receipt;

3. entered the public domain or became generally accessible after receipt for reasons other than Lilly’s breach of this Program Agreement;

4. was made available to Lilly or any of its affiliates at any time by an authorized third party who did not obtain the same, directly or indirectly, from the Institution;

5. is independently developed by or for Lilly or any of its affiliates without use of, reliance upon, or reference to the Confidential Information, as evidenced by Lilly’s competent documentary records; or

6. is required to be disclosed by applicable statute or regulation or by judicial or administrative process, in which case Lilly will provide prompt written notice to allow Institution to seek a protective order or other appropriate remedy, will disclose only such information as is legally required, and will use reasonable efforts to assist Institution in obtaining confidential treatment for such disclosures.

X. INTELLECTUAL PROPERTY

A. Lilly agrees that all of Institution’s existing intellectual property rights in the Material will remain with the Institution except as set forth by this Program Agreement unless agreed otherwise by the parties in writing. Lilly is not indicating that it agrees that the Material was not previously known to Lilly.

B. Institution agrees Lilly may have existing intellectual property rights in the Material as a result of Lilly’s independent research and as evidenced by Lilly’s competent documentary records Lilly’s competent documentary records may demonstrate that the Material was previously known to Lilly or independently developed by or for Lilly without the use of Material.

C. The Parties agree that this Program Agreement shall not impact the determination of inventorship of any compound that was known to Lilly, as evidenced by Lilly’s competent documentary records.

XI. LICENSE AND OPTION

A. Institution certifies to its reasonable knowledge at the time of signing this Program Agreement that subject to any retained rights of any relevant government entity, it has the right to grant and Institution shall grant an exclusive option to Lilly, but which grant is conditioned upon Institution at its sole discretion providing Lilly the Chemical Structure for the Material pursuant to a Structure Reveal Letter, and also subject to Section XII,

PUBLICATION. The exclusive option shall be for the right to negotiate an agreement including but not restricted to a compound purchase agreement, a license agreement, or a research collaboration agreement for further research and development of Material (collectively the “Research Opportunities”). The option shall expire sixty (60) days (the “Option Period”) after Lilly has received the Chemical Structure for the subject Material from Institution pursuant to a Structure Reveal Letter. The option may be exercised by Lilly in writing at any time prior to its expiration. The option period may be extended by mutual written agreement of the parties. Any agreement executed pursuant to the exercise of the option granted hereunder shall be negotiated in good faith within one hundred eighty (180) days (the “Negotiation Period”) after Lilly has exercised the option. The Negotiation Period may be extended by mutual agreement of the parties as long as they continue negotiating in good faith. The parties acknowledge that if Institution elects not to submit the Chemical Structure, or if the parties have not completed a compound purchase, license or collaboration agreement within the Negotiation Period (or any extension thereof), then the option no longer exists and Institution shall have no further obligations to Lilly with respect to the Material.

B. If Lilly elects the option to a license agreement, any such license agreement shall contain terms consistent with Institution policy for an exclusive, sublicenseable, worldwide license from Institution to make, use, offer for sale, sell and import Material under any intellectual property owned or controlled at that time by Institution required to practice such license on commercially reasonable terms. The license agreement agreed to pursuant to the negotiations conducted by the parties hereunder shall contain provisions reasonable and customary to an agreement of this type.

C. If Lilly elects the option to enter into a research collaboration agreement, the parties shall discuss in good faith the terms and conditions of such an agreement and shall endeavor to reach a mutually acceptable set of terms and conditions to govern such research collaboration agreement, including terms and conditions related to funding, scope and intellectual property created during the course of such research.

D. Institution reserves for itself and other non-profit research and academic institutions the non-exclusive rights to use the Material and Research Results subject to the above agreements for academic, educational, and scholarly non-commercial research purposes.

E. The above notwithstanding, after the Material is evaluated in the Not-for-Profit Research Modules, the Institution may be contacted by a representative for the Open Innovation Drug Discovery Program on behalf of the Not-for-Profit Organization and be afforded the opportunity on a compound-by-compound basis, to participate in further research with the Not-for-Profit Organization, which participation shall be at the Institution’s sole discretion. If the Institution elects to participate, the Not-for-Profit Organization may request that the Affiliation Submitter share the Chemical Structure Research Results and other physical data, as available, for the Material and for permission for further research and evaluation of Material. In addition, if the Institution and the Notfor- Profit Organization agree to collaborate to develop the Material, the Institution shall notify Lilly accordingly. The terms for any such agreement shall be negotiated between the Institution and the Not-for-Profit Organization. However for the avoidance of doubt, Lilly may continue to perform Research on the Material unless the Institution or the Not-for- Profit Organization specifically notifies Lilly to the contrary in writing.

XII. PUBLICATION

A. Institution is free to publish the data and Research Results obtained from Lilly generated from the Research for any Material whose Chemical Structure is not requested in writing in a Structure Reveal Letter and for which the exclusive option described in Section XI, LICENSE AND OPTION is not triggered.

B. Affiliation Submitter and/or Institution shall acknowledge the Open Innovation Program and/or a Not-for-Profit Organization for the support and source of any results generated for the Material in an assay in the Panel that is disclosed in the publication.

C. However if Lilly requests the Chemical Structure of a Material in a Structure Reveal Letter and the Affiliation Submitter agrees to provide such information and supporting data for the Material, thereby triggering the option described in Section XI, LICENSE AND OPTION, then the Affiliation Submitter agrees to keep the Research Results confidential during the Negotiation Period. In addition, Affiliation Submitter agrees to keep the Chemical Structure and related data, if not already publicly disclosed, confidential and shall delay publication of said data for sixty (60) days after the receipt of the Report of the Research and to extend such delay period as reasonably necessary for Lilly or Institution to consider actions to preserve any potential intellectual property rights related to the Material, provided such total delay does not exceed ninety (90) days from institution’s receipt of the Report.

D. Institution agrees that Lilly may perform population-based computational analyses of submitted, accepted, or active compounds as a group, including assessment of molecular properties and structural features of those groups, so long as these analyses and methods do not allow identification of individual structures, the Institutions, or the Affiliation Submitters that submitted such structures. Such analyses may, from time-to-time, be disclosed publically.

XIII. TERM

A. The term of this Program Agreement shall begin on the date of last signature by the parties and shall continue until:

1. the termination of the Open Innovation Drug Discovery Program by Lilly upon thirty (30) days written notice to Institution;

2. termination by Lilly upon thirty (30) days written notice to Institution;

3. replacement with a revised Program Agreement signed by the parties; or

4. the termination of Institution’s participation in the Open Innovation Drug Discovery Program and this Program Agreement by thirty (30) days written notice to Lilly.

B. In any such termination, the provisions of this Program Agreement shall continue to survive with respect to any Material then held by Lilly, but the parties shall not transfer any new Material hereunder. Upon termination of this Program Agreement, Lilly shall, at Institution’s written request, destroy any remaining Material and if requested shall confirm such destruction in writing to Institution. Execution of this Program Agreement automatically terminates any Open Innovation Drug Discovery Program Material Transfer Agreement previously entered into between Institution and Lilly.

XIV. NOTICE

A. Any written notice required to be provided to Lilly under this Program Agreement shall be provided to the Lilly Open Innovation Drug Discovery support team or by electronic mail delivery to openinnovation@lilly.com (subject line: “Written notice for legal team”).

B. Any written notice required to be provided to Institution shall be provided to the email address listed on Institution’s counterpart signature page with a copy to the relevant Affiliation Submitter if indicated on the Institution’s profile on the OIDD Site.

XV. MISCELLANEOUS

A. Institution shall be responsible for and supply to each Affiliation Submitter affiliation codes and any special instructions required by Institution (i.e., relevant policies of the Institution). Each Affiliation Submitter as part of his or her registration for the OIDD Site will acknowledge that this Program Agreement governs the Open Innovation Drug Discovery Program and will be required to agree to Lilly’s Terms of Use for the OIDD Site, which may be updated from time to time. Institution, on behalf of itself and for its Affiliation Submitter(s) agrees to use the OIDD Site in good faith and in compliance with the Terms of Use for the OIDD Site as published on the OIDD Site.

B. Institution at its discretion will approve use of the OIDD Site by its Affiliation Submitters and may request that Lilly revoke the rights of any of its Affiliation Submitters.

C. Lilly at its discretion may revoke the rights to use the OIDD Site by any Institution, Affiliation Coordinator, or Affiliation Submitter if Lilly determines that any such use is abusive or improper.

D. Institution shall have the status of an independent contractor under this Program Agreement and nothing in this Program Agreement shall be construed as authorization for either party to act as agent for the other. Lilly shall not incur any liability for any act or failure to act by employees of Institution and Institution shall not incur any liability for any act or failure to act by employees of Lilly.

E. Neither party shall use the name of the other party without express written permission from the other party except as required by law.

F. Neither party may assign its rights and obligations under this Program Agreement without the prior written consent of the other. Notwithstanding the foregoing, Lilly shall have the right to assign this Program Agreement to an affiliate and/or to any successor in interest to which this Program Agreement relates.

G. This Program Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements andunderstandings between the parties, whether written or oral, relating to the subject matter hereof.

H. The Terms of Use for this OIDD Site shall be construed consistent with this Program Agreement and any provision in this Program Agreement that is not consistent with the Terms of Use shall supersede the conflicting provision in the Terms of Use.

I. No provision of this Program Agreement can be waived or amended except by means of a written instrument that is validly executed on behalf of both of the Parties and that refers specifically to the particular provision or provisions being waived or amended.

J. Each party agrees that, should any provision of this Program Agreement be determined by a court of competent jurisdiction to violate or contravene any applicable law or policy, such provision will be severed or modified by the court to the extent necessary to comply with the applicable law or policy, and such modified provision and the remainder of the provisions hereof will continue in full force and effect.

K. This Program Agreement may be executed in one or more counterparts by the parties by signature of a person having authority to bind the party, each of which when executed and delivered by electronic transmission, or by mail delivery, will be an original and all of which shall constitute but one and the same Program Agreement.

IN WITNESS WHEREOF, the parties have executed this Program Agreement.

INSTITUTION SIGNATURE TO OPEN INNOVATION DRUG DISCOVERY PROGRAM AND PROGRAM AGREEMENT

If Institution wishes to participate in the Open Innovation Drug Discovery Program, it will need to complete this counterpart signature page, obtain all required signatures and return one (1) fully executed copy via electronic transmission to Lilly Open Innovation Drug Discovery Program, support team or by electronic mail delivery to openinnovation@lilly.com (subject line: “New MTA).

The undersigned Institution hereby agrees to the terms of the Open Innovation Drug Discovery Program and the Program Agreement with Eli Lilly and Company.

NAME OF INSTITUTION: Regen BioPharma, Inc.

By: /s/ Harry Lander (Signature)

Authorized Representative

Name: Harry Lander PhD.      Date:2/16/2016

Title: President and CSO        Email address: harry.lander@regenbiopharma.com

Affiliation Coordinator of Institution to coordinate participation in Open Innovation Drug Discovery Program, and receive notices and information updates:

Name: Harry M. Lander, Ph.D., MBA
Title(s): President and CSO
Address: 4700 Spring Street La Mesa, CA 91942
Email: harry.lander@regenbiopharma.com
Telephone: 619-702-1404

By signing this Program Agreement as an Affiliation Coordinator for the Institution to coordinate participation in the Open Innovation Drug Discovery Program, I understand and agree that my name, email address, and phone number will be displayed on the OIDD Site and will be available to view by all global users of this OIDD Site.

Name of Institution: Regen Biopharma, Inc.

By: /s/Harry Lander         Date: 2/16/2016

Affiliation Coordinator of the Institution

ELI LILLY AND COMPANY

By:/s/ Dorothy Ryan Clippert

Dorothy Ryan Clippert

Contracts Administrator, Lilly Legal